MORRIS, NICHOLS, ARSHT & TUNNELL
                            1201 NORTH MARKET STREET
                                 P.O. BOX 1347
                        WILMINGTON, DELAWARE 19899-1347
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                            TELEPHONE (302) 658-9200
                            TELECOPY  (302) 658-3989


                                December 10, 1999


Prudential Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077


               Re: Prudential Index Series Fund
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Ladies and Gentlemen:

     We refer to our opinion to you dated November 4, 1999 (the "Opinion") concerning certain matters of Delaware law relating to the formation of Prudential Index Series Fund, a Delaware business trust (the "Trust"), and certain related matters. We hereby consent to your filing a copy of the Opinion with Post-Effective Amendment No. 15 to the Trust's Registration Statement on Form N-1A, Registration No. 33-48066 (the "Post-Effective Amendment"), pursuant to the Securities Act of 1933, as amended. We hereby confirm the opinions stated in the Opinion as of the date hereof subject to all assumptions, qualifications and limitations in the Opinion and any Prior Opinions referenced therein, as of that date, as of the date of any such Prior Opinions and as of the date hereof. We also assume no Series have been created subsequent to our First Prior Opinion. In addition to the documents referenced in the Opinion, we have reviewed a certificate of good standing of the Trust obtained as of a recent date from the Secretary of State of the State of Delaware and the Post-Effective Amendment. Capitalized terms used herein and not herein defined are used as defined in the Opinion.

                                         Very truly yours,



                                         /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
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                                             Morris, Nichols, Arsht & Tunnell